Exhibit 99.1

Apple Reports Second Quarter Results

Strong iPhone Sales Drive Record March Quarter Revenue and 15 Percent EPS Growth

CUPERTINO, California—April 23, 2014—Apple® today announced financial results for its fiscal 2014 second quarter ended March 29, 2014. The Company posted quarterly revenue of $45.6 billion and quarterly net profit of $10.2 billion, or $11.62 per diluted share. These results compare to revenue of $43.6 billion and net profit of $9.5 billion, or $10.09 per diluted share, in the year-ago quarter. Gross margin was 39.3 percent compared to 37.5 percent in the year-ago quarter. International sales accounted for 66 percent of the quarter’s revenue.

“We’re very proud of our quarterly results, especially our strong iPhone sales and record revenue from services,” said Tim Cook, Apple’s CEO. “We’re eagerly looking forward to introducing more new products and services that only Apple could bring to market.”

“We generated $13.5 billion in cash flow from operations and returned almost $21 billion in cash to shareholders through dividends and share repurchases during the March quarter,” said Peter Oppenheimer, Apple’s CFO. “That brings cumulative payments under our capital return program to $66 billion.”

Apple is providing the following guidance for its fiscal 2014 third quarter:

•	revenue between $36 billion and $38 billion
•	gross margin between 37 percent and 38 percent
•	operating expenses between $4.4 billion and $4.5 billion
•	other income/(expense) of $200 million
•	tax rate of 26.1 percent

Apple will provide live streaming of its Q2 2014 financial results conference call beginning at 2:00 p.m. PDT on April 23, 2014 at www.apple.com/quicktime/qtv/earningsq214. This webcast will also be available for replay for approximately two weeks thereafter.

This press release contains forward-looking statements including without limitation those about the Company’s estimated revenue, gross margin, operating expenses, other income/(expense), and tax rate. These statements involve risks and uncertainties, and actual results may differ. Risks and uncertainties include without limitation the effect of competitive and economic factors, and the Company’s reaction to those factors, on consumer and business buying decisions with respect to the Company’s products; continued competitive pressures in the marketplace; the ability of the Company to deliver to the marketplace and stimulate customer demand for new programs, products, and technological innovations on a timely basis; the effect that product introductions and transitions, changes in product pricing or mix, and/or increases in component costs could have on the Company’s gross margin; the inventory risk associated with the Company’s need to order or commit to order product components in advance of customer orders; the continued availability on acceptable terms, or at all, of certain components and services essential to the Company’s business currently obtained by the Company from sole or limited sources; the effect that the Company’s dependency on manufacturing and logistics services provided by third parties may have on the quality, quantity or cost of products manufactured or services rendered; risks associated with the Company’s international operations; the Company’s reliance on third-party intellectual property and digital content; the potential impact of a finding that the Company has infringed on the intellectual property rights of others; the Company’s dependency on the performance of distributors, carriers and other resellers of the Company’s products; the effect that product and service quality problems could have on the Company’s sales and operating profits; the continued service and availability of key executives and employees; war, terrorism, public health issues, natural disasters, and other circumstances that could disrupt supply, delivery, or demand of products; and unfavorable results of other legal proceedings. More information on potential factors that could affect the Company’s financial results is included from time to time in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s public reports filed with the SEC, including the Company’s Form 10-K for the fiscal year ended September 28, 2013, its Form 10-Q for the quarter ended December 28, 2013, and its Form 10-Q for the quarter ended March 29, 2014 to be filed with the SEC. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

Apple designs Macs, the best personal computers in the world, along with OS X, iLife, iWork and professional software. Apple leads the digital music revolution with its iPods and iTunes online store. Apple has reinvented the mobile phone with its revolutionary iPhone and App Store, and is defining the future of mobile media and computing devices with iPad.

Press Contact:

Steve Dowling

Apple

dowling@apple.com

(408) 974-1896

Investor Relations Contacts:

Nancy Paxton

Apple

paxton1@apple.com

(408) 974-5420

Joan Hoover

Apple

hoover1@apple.com

(408) 974-4570

NOTE TO EDITORS: For additional information visit Apple’s PR website (www.apple.com/pr), or call Apple’s Media Helpline at (408) 974-2042.

© 2014 Apple Inc. All rights reserved. Apple, the Apple logo, Mac, Mac OS and Macintosh are trademarks of Apple. Other company and product names may be trademarks of their respective owners.

Apple Inc.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except number of shares which are reflected in thousands and per share amounts)

	Three Months Ended		Six Months Ended
	March 29, 2014	March 30, 2013	March 29, 2014	March 30, 2013
Net sales	$45,646	$43,603	$103,240	$98,115
Cost of sales (1)	27,699	27,254	63,447	60,706

Gross margin	17,947	16,349	39,793	37,409

Operating expenses:
Research and development (1)	1,422	1,119	2,752	2,129
Selling, general and administrative (1)	2,932	2,672	5,985	5,512

Total operating expenses	4,354	3,791	8,737	7,641

Operating income	13,593	12,558	31,056	29,768
Other income/(expense), net	225	347	471	809

Income before provision for income taxes	13,818	12,905	31,527	30,577

Provision for income taxes	3,595	3,358	8,232	7,952

Net income	$10,223	$9,547	$23,295	$22,625

Earnings per share:
Basic	$11.69	$10.16	$26.31	$24.09
Diluted	$11.62	$10.09	$26.16	$23.90

Shares used in computing earnings per share:
Basic	874,757	939,629	885,415	939,273
Diluted	879,528	946,035	890,490	946,626

Cash dividends declared per common share	$3.05	$2.65	$6.10	$5.30

(1) Includes share-based compensation expense as follows:
Cost of sales	$110	$87	$219	$172
Research and development	$300	$239	$589	$463
Selling, general and administrative	$286	$249	$569	$485

Apple Inc.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions, except number of shares which are reflected in thousands)

	March 29, 2014	September 28, 2013

ASSETS:

Current assets:
Cash and cash equivalents	$18,949	$14,259
Short-term marketable securities	22,401	26,287
Accounts receivable, less allowances of $88 and $99, respectively	9,700	13,102
Inventories	1,829	1,764
Deferred tax assets	4,014	3,453
Vendor non-trade receivables	6,120	7,539
Other current assets	7,528	6,882

Total current assets	70,541	73,286

Long-term marketable securities	109,239	106,215
Property, plant and equipment, net	15,120	16,597
Goodwill	2,055	1,577
Acquired intangible assets, net	3,928	4,179
Other assets	5,106	5,146

Total assets	$205,989	$207,000

LIABILITIES AND SHAREHOLDERS’ EQUITY:

Current liabilities:
Accounts payable	$18,914	$22,367
Accrued expenses	15,984	13,856
Deferred revenue	8,310	7,435

Total current liabilities	43,208	43,658

Deferred revenue – non-current	3,164	2,625
Long-term debt	16,962	16,960
Other non-current liabilities	22,476	20,208

Total liabilities	85,810	83,451

Commitments and contingencies

Shareholders’ equity:
Common stock and additional paid-in capital, $0.00001 par value: 1,800,000 shares authorized; 861,745 and 899,213 shares issued and outstanding, respectively	21,496	19,764
Retained earnings	98,934	104,256
Accumulated other comprehensive income/(loss)	(251)	(471)

Total shareholders’ equity	120,179	123,549

Total liabilities and shareholders’ equity	$205,989	$207,000

Apple Inc.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	Six Months Ended
	March 29, 2014	March 30, 2013
Cash and cash equivalents, beginning of the period	$14,259	$10,746

Operating activities:
Net income	23,295	22,625
Adjustments to reconcile net income to cash generated by operating activities:
Depreciation and amortization	4,031	3,280
Share-based compensation expense	1,377	1,120
Deferred income tax expense	2,059	1,957
Changes in operating assets and liabilities:
Accounts receivable, net	3,401	3,846
Inventories	(65)	(454)
Vendor non-trade receivables	1,419	1,510
Other current and non-current assets	14	1,269
Accounts payable	(2,375)	(4,422)
Deferred revenue	1,414	1,541
Other current and non-current liabilities	1,638	3,658

Cash generated by operating activities	36,208	35,930

Investing activities:
Purchases of marketable securities	(90,360)	(81,163)
Proceeds from maturities of marketable securities	10,869	9,243
Proceeds from sales of marketable securities	80,241	49,188
Payments made in connection with business acquisitions, net	(559)	(299)
Payments for acquisition of property, plant and equipment	(3,367)	(4,325)
Payments for acquisition of intangible assets	(163)	(429)
Other	(23)	(93)

Cash used in investing activities	(3,362)	(27,878)

Financing activities:
Proceeds from issuance of common stock	341	275
Excess tax benefits from equity awards	363	502
Taxes paid related to net share settlement of equity awards	(430)	(588)
Dividends and dividend equivalents paid	(5,430)	(4,984)
Repurchase of common stock	(23,000)	(1,950)

Cash used in financing activities	(28,156)	(6,745)

Increase in cash and cash equivalents	4,690	1,307

Cash and cash equivalents, end of the period	$18,949	$12,053

Supplemental cash flow disclosure:
Cash paid for income taxes, net	$5,369	$4,258
Cash paid for interest	$161	$0